AMENDED AND RESTATED SELLERS RETROCESSION
AGREEMENT (IN RESPECT OF THE PERIOD TO 30 JUNE 2001)
(THE "REINSURANCE AGREEMENT")


BETWEEN


XL WINTERTHUR INTERNATIONAL RE, WINTERTHUR, SWITZERLAND
(GENERALLY KNOWN AS WIRE BUT FOR THE PURPOSES OF THIS REINSURANCE AGREEMENT, THE "PRINCIPAL REINSURED")


AND


WINTERTHUR SWISS INSURANCE COMPANY, WINTERTHUR, SWITZERLAND
(THE "REINSURER")

RECITALS

A. By the Second Amended and Restated Agreement for the Sale and Purchase of Winterthur International dated as of 15 February 2001 (the "SPA"), the Reinsurer agreed to sell to XL Insurance Ltd the Operations.

B. Pursuant to the SPA, financial statements are being drawn up in respect of the Operations as at 31 December 2000 (the "31.12.2000 Financial
      Statements") and as at the Completion Date (the "Completion Financial Statements").

C. In order to help fix more precisely the values of the loss and loss adjustments expenses ("lae") provisions and other items in the unaudited financial statements in respect of the Operations as at 30 June 2001 (the "Unaudited Financial Statements"), the parties have agreed to enter into this Reinsurance Agreement. This Reinsurance Agreement is intended to cover the run off of unpaid loss and lae provisions and certain other items (described herein under the heading "Calculation of Commutation Payment") as at 30 June 2001 and to commute (a) when the Completion Financial Statements have been agreed or otherwise determined (with an unqualified (clean) audit opinion by KPMG in accordance with the SPA, which shall not involve KPMG placing reliance on the continued existence of this Reinsurance Agreement) and the Purchase Price has been determined and paid ("Purchase Price Payment Date"), in each case in accordance with the SPA, as at the date that the Completion Financial Statements have been so agreed or otherwise determined or (b) if the Completion Financial Statements have not been so agreed or otherwise determined and the Purchase Price has not been determined and paid, in each case in accordance with the SPA, on or before 31 December 2003, on and as at such date thereafter (such date not being later than the Purchase Price Payment
      Date) as the Principal Reinsured may determine in writing or, if the Principal Reinsured does not so determine before the Purchase Price Payment Date, the Purchase Price Payment Date.

D. This Amended and Restated Seller's Retrocession Agreement supersedes, in all respects, the Sellers Retrocession Agreement (in respect of the period to 30 June 2001) dated 24 July 2001 and made between the parties to this Reinsurance Agreement (the "Original Reinsurance Agreement") but shall not supersede, amend, modify or affect in any way, the Sellers Retrocession Agreement (in respect of the period to 31.12.2000) made between the parties dated 24 July 2001 (the "31.12.2000 Reinsurance Agreement").

Article 1               Period of Reinsurance Agreement
--------------------------------------------------------------------------------

This Reinsurance Agreement shall apply to policies forming part of the Operations written on or prior to 30 June 2001.

Additional cover details as described in the attached Schedule.

Article 2                       Business Covered
--------------------------------------------------------------------------------

This Reinsurance Agreement shall apply to the business as described in the Schedule.


Article 3                         Definitions
--------------------------------------------------------------------------------

Words and phrases defined in the SPA shall, in the absence of a definition in this Reinsurance Agreement, bear the meaning attributed to them in the SPA.


Article 4                      Reinsuring Clause
--------------------------------------------------------------------------------

The Reinsurer hereby agrees to indemnify the Principal Reinsured for the share as set out in the Schedule of that part of the Reinsureds' aggregate ultimate net loss in respect of the policies forming part of the Operations written on or prior to 30 June 2001, which exceeds the amount of the deductible for the aggregate ultimate net loss during the period of this Reinsurance Agreement, as set out in the Schedule.

The sum recoverable under this Reinsurance Agreement shall be up to but not exceeding the amount of cover for the aggregate ultimate net loss during the period of this Reinsurance Agreement as set out in the Schedule.

Additional cover details as described in the attached Schedule.


Article 5              Definition of "Ultimate Net Loss"
--------------------------------------------------------------------------------

The term "ultimate net loss" shall mean, howsoever classified in the Unaudited Financial Statements, the sums incurred by the Reinsureds in settlement of losses during the period of this Reinsurance Agreement, and, for the purpose of this Reinsurance Agreement, the term "incurred" shall include, howsoever classified in the Unaudited Financial Statements, sums paid, case reserves, loss expenses and reserves for incurred but not reported losses (in each case only applying a discount if a discount was applied in the 31.12.2000 Financial Statements, in which case such discount shall be applied on the same basis as it was applied in the 31.12.2000 Financial Statements). The term "loss expenses" shall include, howsoever classified in the Unaudited Financial Statements, all the amounts incurred for actions, suits or proceedings and for other matters and things relating to any loss recoverable hereunder at the discretion of the Reinsured which in its judgement may be beneficial or expedient and all payments made and costs and expenses incurred therefore shall be considered (including for the avoidance of doubt allocated and unallocated lae). Salvages and recoveries, including recoveries from all other reinsurances shall be deducted from such loss to arrive at the amount of liability, if any, attaching hereunder.

All salvages, recoveries or payments recovered or received subsequent to any loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Reinsureds' ultimate net loss has been ascertained and the Principal Reinsured shall be entitled to seek recovery under this Reinsurance Agreement notwithstanding that a Reinsured has not exhausted its rights under any reinsurance arrangements relating to the business protected under this Reinsurance Agreement, provided that (i) the Principal Reinsured and the Reinsureds have first sought in good faith to recover all reinsurance recoverables under any such reinsurance arrangements, (ii) to the extent that they have not been able to recover the same, used their respective reasonable endeavours in good faith to assign all outstanding rights against any third party under any such reinsurance arrangements and (iii) if they are not legally able to assign such outstanding rights they shall (following payment by the Reinsurer) continue to use their respective reasonable endeavours to exhaust such outstanding rights and, in such case, if they make any recovery in the course of any related proceedings or otherwise, the Principal Reinsured shall account to the Reinsurer for any amounts so recovered by the Reinsureds but only to the extent that the Principal Reinsured has made any recoveries against the Reinsurer under this Reinsurance Agreement.

For the avoidance of doubt, the classification, characterisation or provision of any amount in any financial statement or in any note, schedule, addendum or other similar document (including, without limitation, the Unaudited Financial Statements) shall not be determinative or evidence of its proper classification, characterisation or provision by the Reinsureds.


Article 6                       Disclosure, etc.
--------------------------------------------------------------------------------

The Principal Reinsured shall have no duty to make full disclosure of all material facts of make a presentation of any risk in relation to this Reinsurance Agreement to the extent that the same relate to any matter in existence or arising prior to the date of this Reinsurance Agreement. The Reinsurer acknowledges that it has not entered into this Reinsurance Agreement on the basis of any representation, warranty or statement (express or implied) made by the Principal Reinsured or any of the Reinsureds.

The Reinsurer and the Principal Reinsured shall act in good faith with respect to the mutual exchange of information in relation to any matter arising on or after the date of this Reinsurance Agreement and, without prejudice to the generality of the foregoing, the Reinsurer and the Principal Reinsured shall disclose to the other any material matters relating to the business protected by this Reinsurance Agreement of which they become aware and arising on or after the date of this Reinsurance Agreement. No breach of the obligations in this paragraph of this Article 6 shall allow either party to avoid or otherwise terminate this Reinsurance Agreement, the sole remedy for any such breach being a claim for damages.

The Reinsurer acknowledges that the Principal Reinsured and the Reinsureds may reorganise their existing business, such reorganisation potentially including a transfer of some or all of their business to another member of the XL Insurance Group. In the case of any reorganisation which is likely to affect adversely the Reinsurer, the Principal Reinsured shall use reasonable endeavours in good faith to inform the Reinsurer in advance of the reorganisation and the parties shall consult in good faith with respect to the same.


Article 7                     Underwriting Policy
--------------------------------------------------------------------------------

The Reinsureds undertake, to the extent they are legally able to do so and except as may otherwise be required under Applicable Laws, not to commute, terminate or make any material amendments to any reinsurance arrangement (whether or not in force as at the date of this Reinsurance Agreement) relating to the business protected under this Reinsurance Agreement except with the prior written consent of the Reinsurer (which consent shall not be unreasonably withheld or delayed) if any such commutation, termination or amendment is likely to increase materially the Reinsurer's liability under this Reinsurance Agreement. In the case of any other such commutation, termination or amendment, the Principal Reinsured shall use reasonable endeavours in good faith to inform the Reinsurer in advance of the such commutation, termination or amendment and the parties shall consult in good faith with respect to the same.


Article 8                     Reinsurance Premium
--------------------------------------------------------------------------------

The Principal Reinsured shall pay to the Reinsurer the reinsurance premium(s) as set out in the Schedule.


Article 9                            Taxes
--------------------------------------------------------------------------------

As original and/or as per attached Schedule.


Article 10                       Claim Advices
--------------------------------------------------------------------------------

The Principal Reinsured shall advise the Reinsurer on a quarterly basis of losses giving rise to claims hereunder together with an estimate of the Reinsured's liability and thereafter keep the Reinsurer reasonably informed, also on a quarterly basis, of any developments regarding the original claims.


Article 11                       Claim Payments
--------------------------------------------------------------------------------

All loss settlements (excluding any EX GRATIA payments) made by the Reinsureds, provided that such loss settlements are made in the ordinary course of business and that the Principal

Reinsured and the Reinsureds shall have acted in good faith in making any loss settlements and are within the terms of this Reinsurance Agreement, shall be unconditionally binding upon the Reinsurer and amounts falling to the share of the Reinsurer shall be payable by him upon reasonable evidence of the amount paid or shortly due for payment being given by the Principal Reinsured. The Reinsurer shall have the right to deduct any outstanding balances due to him from the Reinsureds under or in connection with this Reinsurance Agreement from any loss payment. For the purposes of this Article 11, an amount shall be deemed "due" if (i) it has been so agreed in writing by the Principal Reinsured and the Reinsurer or (ii) it has been finally determined or declared by a court, court of arbitration or administration order.


Article 12         Accounting and Settlement of the Balances
--------------------------------------------------------------------------------

The accounts have to be drawn up by the Principal Reinsured, and as set out in the Schedule, and are subject to review by the Reinsurer.

In the event of a disagreement between the Principal Reinsured and the Reinsurer which cannot be resolved within 30 days of delivery of the accounts to the Reinsurer, the provision of paragraph 3.2 and 3.11 of Part 2 of Schedule 5 of the SPA shall apply MUTATIS MUTANDIS.

The settlement of the balances has to be effected as set out in the Schedule(s) and coordinated via the Treasury Department of the Reinsurer.


Article 13                    Errors and Omissions
--------------------------------------------------------------------------------

It is hereby understood and agreed that any inadvertent delays, omissions or errors made in connection with this Reinsurance Agreement shall not be held to relieve either of the parties hereto from any liability which would have attached to them hereunder if such delay, omission or error had not occurred provided that rectification is made promptly following discovery.


Article 14                     Access to Records
--------------------------------------------------------------------------------

The Principal Reinsured shall procure (to the extent that it is legally able to do so) that the Reinsurer or its designated representatives shall have free access at any reasonable time to all records of the Reinsureds which pertain in any way to this Reinsurance Agreement. Clause 18.4 of the SPA (Confidentiality) shall apply to this Reinsurance Agreement.


Article 15                     No Double Recovery
--------------------------------------------------------------------------------

The Principal Reinsured and the Reinsurer shall not be entitled to recover from the Reinsurer or the Principal Reinsured, respectively, under this Reinsurance Agreement and the 31.12.2000 Reinsurance Agreement more than once in respect of the same losses and neither party shall be liable for any losses to the extent that any losses have been recovered by such party under the 31.12.2000 Reinsurance Agreement.


Article 16                   Immediate Termination
--------------------------------------------------------------------------------

Either party shall have the right to terminate this Reinsurance Agreement immediately by tendering notice of termination upon the other party if the performance of this Reinsurance Agreement is rendered legally impossible.

Except as set out in this Article 16, neither party shall have any right to terminate this Reinsurance Agreement.

In the event of this Reinsurance Agreement being terminated at any date other than the Commutation Effective Date, the rights and obligations of both parties under this Reinsurance Agreement shall remain in full force until the effective date of termination. The Reinsurer shall remain responsible for any losses incurred prior to termination which shall be determined in accordance with the commutation terms hereunder.

Any notice of termination shall be communicated in writing by registered letter, telex or telegram and addressed to the other party. In the event of an interruption of communications any notice of termination shall be deemed to take effect as soon as it is despatched or submitted for despatch.


Article 17                        Commutation
--------------------------------------------------------------------------------

The Reinsurer and the Reinsureds shall be released from all rights and obligations under this Reinsurance Agreement upon payment of the Commutation Payment as defined in the Schedule(s).


Article 18                     Rates of Exchange
--------------------------------------------------------------------------------

As per attached Schedule(s).


Article 19                         Arbitration
--------------------------------------------------------------------------------

This Reinsurance Agreement is governed by Swiss law.

Notwithstanding that this Reinsurance Agreement is governed by Swiss law any disputes arising out of this Reinsurance Agreement or concerning its interpretation or validity shall be referred to a Court of Arbitration conducted pursuant to the rules of the London Court of International Arbitration which will take place in London and which shall consist of two arbitrators, one to be appointed by each party, and a chairman who shall be appointed by the arbitrators before they have studied the case material. The arbitrators and the chairman shall be active or retired officials of companies or underwriters carrying on a similar type of insurance and/or reinsurance business to that protected hereunder.

If either party fails to appoint an arbitrator within four weeks after being requested in writing by the other party to do so, or in the event of the arbitrators failing to agree as to the appointment of the chairman within an identical period after their own appointment, such arbitrator or chairman shall be appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales.

The procedure shall be at the discretion of the Court of Arbitration. It shall pronounce on the distribution between the parties of costs and charges. The ruling of the Court of Arbitration shall be in writing, stating the reasons for its decision and be signed. If one of the arbitrators refuses to sign the decision, this shall have no bearing on its validity.


Article 20                 Other Terms and Conditions
--------------------------------------------------------------------------------

As set out in the Schedule(s).

Schedule
Aggregate Excess of Loss Reinsurance Agreement
--------------------------------------------------------------------------------


General
--------------------------------------------------------------------------------

Principal Reinsured               Winterthur International

Reinsureds                        The entities listed in Part 1 of Schedule 2 to
                                  the  SPA  and  the  owners  of the  portfolios
                                  listed as  transferors in Part 2 of Schedule 2
                                  to  the  SPA  (but  only  in  respect  of  the
                                  relevant   Operations   and  only  until  such
                                  relevant  Operations  are  transferred  to  XL
                                  Insurance or any other Purchaser in accordance with the SPA, after which time the Reinsured in respect of such relevant Operations shall be XL Insurance or any other Purchaser which is the transferee of such relevant Operations in respect of the Relevant Operations).


Period of Reinsurance             Effective 30 June 2001.
Agreement (Article I)

                                  This Reinsurance Agreement will be commuted from the Commutation Effective Date where Commutation Effective Date means (a) the date on which the Completion Financial Statements have been agreed or otherwise determined (with an unqualified (clean) audit opinion by KPMG in accordance with the SPA) and the Purchase Price has been determined and paid, in each case in accordance with the SPA, such commutation to take effect as at the date that the Completion Financial Statements have been so agreed or otherwise determined or (b) if the Completion Financial Statements have not been so agreed or otherwise determined and the Purchase Price has not been determined and paid, in each case in accordance with the SPA, on or before 31 December 2003, on and as at such date thereafter (such date not being later than the Purchase Price Payment Date) as the Principal Reinsured may determine in writing or, if the Principal Reinsured does not so determine before the Purchase Price Payment Date, the Purchase Price Payment Date. For the avoidance of doubt, the audit opinion referred to above will not rely on the existence of this Reinsurance Agreement, as confirmed by KPMG as auditors.

Business Covered (Article 2)      All policies forming part of the Operations as
                                  defined in the SPA and  written on or prior to
                                  30   June   2001,   net  of  all   reinsurance
                                  recoveries.

                                  This Reinsurance Agreement applies only to claims in respect of policies forming part of the Operations written on or prior to 30 June 2001.


Reinsuring Clause (Article 4)

Reinsurer's Share                 100 per cent

Amount of Deductible              USD  1,041,319,000  (in the case of a  payment
                                  from the Reinsurer to the  Reinsured)  and USD
                                  981,319,000 (in the cae of a payment from the Reinsured to the Reinsurer).

Amount of Cover                   USD 1,300,000,000.

Reinsurance Premium (Article 8)   Premium  of  USD   100,000,   payable  at  the
                                  Completion Date or such other time as agreed by the parties.

Accounting and Settlement of
the Balances (Article 12)

Accounts/Settlements              In  respect  of claims  settlements,  as at 31
                                  December  2001 and the end of each  subsequent
                                  calendar   quarter   until   the   Commutation
                                  Effective Date and to be rendered within 45 days of 31 December 2001 and the end of each subsequent calendar quarter.

                                  The Principal Reinsured will render the calculations of the Reinsurer's Commutation
                                  Payment and the Principal Reinsured's Commutation Payment to the Reinsurer within 45 days of the Commutation Effective Date.

                                  If the Principal Reinsured and the Reinsurer agree, claims settlements may be made on annual rather than quarterly basis on the terms to be agreed. Either the Principal Reinsured or the Reinsurer may terminate such agreement, in which case the provisions of the previous two paragraphs shall apply to subsequent periods beginning the next calendar quarter.

Settlement of Balances            The claims settlements shall be settled within
                                  30  days of the  rendering  of  accounts.  The
                                  Commutation  Payment  is  to  be  settled  (i)
                                  within  30  days  of  the   rendering  to  the
                                  Reinsurer of the relevant calculations or (ii)
                                  if later,  on the date on which  the  Seasoned
                                  Net   Reserves   Payment   has  been  made  in
                                  accordance with the SPA (but in any event the Commutation Payment is to be settled at the latest on the Purchase Price Payment Date) and, in any case, in co-ordination with the Treasury Department at the Head Office in
                                  Winterthur.

Commutation (Article 17)          The Commutation Payment shall be calculated in
                                  accordance  with  the  attached   formula  for
                                  "Calculation of Commutation Payment".

Rates of Exchange (Article 18)    For the purpose of calculating  payments under
                                  this   Reinsurance   Agreement,   the  foreign
                                  exchange rates shall be fixed at 30 June 2001.

Drawn up in duplicate and signed

in Winterthur on 8/2/02                and in Winterthur on 8/2/02
for and on behalf of                   for and on behalf of
the PRINCIPAL REINSURED                the REINSURER

/s/ Hans Gmunder                       /s/ Edwin Graf
---------------------------            --------------------------
/s/ Maria Di Geso                      /s/ Katharina Schoop
---------------------------            --------------------------

XL Winterthur International Re,        Winterthur Swiss Insurance Company,
Winterthur, Switzerland                Winterthur, Switzerland

Calculation of Commutation Payment
--------------------------------------------------------------------------------

Under this Reinsurance Agreement, a commutation payment as of the Commutation Effective Date (the "Commutation Payment"), shall be made either from the Reinsurer to the Principal Reinsured (the "Reinsurer's Commutation Payment") or from the Principal Reinsured to the Reinsurer (the "Principal Reinsured's Commutation Payment") as set out in the Settlement of Balances provisions above.

Either a Reinsurer's Commutation Payment or a Principal Reinsured's Commutation Payment shall be payable, but a Reinsurer's Commutation Payment and a Principal Reinsured's Commutation Payment shall never both be payable.

In order to determine whether a Reinsurer's Commutation Payment or a Principal Reinsured's Commutation Payment is payable, the Reinsurer's Commutation Payment and the Principal Reinsured's Commutation Payment shall both be calculated in accordance with the formulae set out below.

If the calculation of the Reinsurer's Commutation Payment or the Principal Reinsured's Commutation Payment produces a negative figure in either case, the amount of the Reinsurer's Commutation Payment or the Principal Reinsured's Commutation Payment, as the case may be shall be zero.

If the calculation of the reinsurer's Commutation Payment or the Principal Reinsured's Commutation Payment produces a positive figure in either case, an amount equal to this figure shall be paid to, if the calculation of the Reinsurer's Commutation Payment produces a positive figure, the Principal Reinsured, or, if the calculation of the Principal Reinsured's Commutation Payment produces a positive figure, the Reinsurer.

In no circumstances shall a negative figure for either the Reinsurer's Commutation Payment or the Principal Reinsured's Commutation Payment, as the case may be, be set off against a positive figure for the other Commutation Payment.

For the purposes of calculating the Reinsurer's Commutation Payment and the Principal Reinsured's Commutation Payment, the following definitions shall apply (in each case, per US GAAP):

a) Net unpaid losses and 1ae (including IBNR) plus net provisions for future dividends to policyholders of the Operations at 30 June 2001 (per the Unaudited Financial Statements), in respect of losses occurring on 30 June 2001 and prior.

b) Paid losses and lae and paid dividends to policyholders of the Operations during the period between 1 July 2001 and the Commutation Effective Date, in respect of losses occurring on 30 June 2001 and prior.

c) Net unpaid losses and 1ae provisions including IBNR and net provisions for future dividends to policyholders of the Operations at the Commutation Effective Date, in respect of losses occurring on 30 June 2001 and prior.

d) Adjustment to the run off profit or loss arising from the unwinding during the period between 1 July 2001 and the Commutation Effective date of the discount in the net unpaid losses and 1ae provisions including IBNR of the Operations at 30 June 2001 (per the Unaudited Financial Statements), in respect of losses occurring on 30 June 2001 and prior.

e) Net unearned premiums reserves less deferred acquisition costs of the Operations at 30 June 2001, in respect of policies forming part of the Operations written on or prior to 30 June 2001 (per the Unaudited Financial Statements).

f) Net earned premiums less earned acquisition costs of the Operations during the period between 1 July 2001 and the Commutation Effective Date, in respect of policies forming part of the Operations written on or prior to 30 June 2001.

g) Net unearned premiums reserves less deferred acquisition costs of the Operations at the Commutation Effective Date, in respect of policies forming part of the Operations written on or prior to 30 June 2001.

h) Net receivables from insurance and reinsurance companies (including deposits and estimates) of the Operations at 30 June 2001 (per the Unaudited Financial Statements).

i) Payments during the period between 1 July 2001 and the Commutation Effective Date, in respect of net receivables from insurance and reinsurance companies (including deposits and estimates) of the Operations at 30 June 2001.

j) Net receivables from insurance and reinsurance companies (including deposits and estimates) remaining at the Commutation Effective Date, in respect of receivables from insurance and reinsurance companies (including deposits and estimates) of the Operations at 30 June 2001.

Reinsurer's   Commutation  Payment  =  re-estimated  liability  -  deductible  =
a+b+c-d-e+f+g+h-i-j-USD 30,000,000, except if this amount is negative in which case the Reinsurer's Commutation Payment shall be zero.

The deductible in the case of the Reinsurer's Commutation Payment =a+e-h+USD 30,000,000

Principal Reinsured's Commutation Payment = deductible - re-estimated liability = a-b-c+d+e-f-g-h+i+j-USD 30,000,000, except if this amount is negative in which case the Reinsured's Commutation Payment shall be zero.

The deductible in the case of the Principal Reinsured Commutation Payment = a+e-h-USD 30,000,000

EXAMPLE

If: a=1000, b=200, c=900, d=10e, e=350, f=150, g=250, h=200, i=50, j-140

Reinsurer's Commutation Payment=(-1000+200+900-10-350+150+250+200+50-140-30)=120

Principal Reinsured's Commutation Payment = (1000-200-900+10+350-150-250-200+50-
140-30)=-180

The calculation of the Principal Reinsured's Commutation Payment produces a negative figure and would therefore be zero. The calculation of the Reinsurer's Commutation Payment produces a positive figure and would be payable in accordance with this Reinsurance Agreement.